EXHIBIT 21
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                                                COGNIZANT CORPORATION
                                                 ACTIVE SUBSIDIARIES
                                                AS OF JANUARY 31, 1998

                                                                                 STATE OR OTHER          % OWNERSHIP
                                                                                  JURISDICTION           100% EXCEPT
                 NAME                                                             INCORPORATION            AS NOTED
                 ----                                                            --------------          ------------
COGNIZANT ENTERPRISES, INC.                                                         Delaware

COGNIZANT INDIA HOLDING CORPORATION                                                 Delaware
  CZT India Corporation                                                             Delaware
        Dun & Bradstreet India Private Limited                                      India

COGNIZANT SOFTWARE SOLUTIONS CORPORATION                                            Delaware                98.28
  Cognizant Technology Solutions Corporation                                        Delaware
  Cognizant Technology Solutions Canada, Inc.                                       Ontario
  Cognizant Technology Solutions India Limited                                      India
  Cognizant Technology Solutions UK Limited                                         United Kingdom
  CSS Investment Corporation                                                        Delaware

COGNIZANT TRANSPORTATION SERVICES CORPORATION                                       Delaware

DBHC, INC.                                                                          Delaware
  LexHealth, Inc.                                                                   Illinois

ERISCO, INC.                                                                        New York

IMS COGNIZANT JAPAN K.K.                                                            Japan
  SSJ K.K.                                                                          Japan

IMS HOLDINGS (U.K.) LIMITED                                                         United Kingdom
  Intercontinental Medical Statistics Ltd.                                          United Kingdom
        Imsworld Publications Ltd.                                                  United Kingdom
  Medical Direct Mail Organisation Ltd.                                             United Kingdom
  PMS International Limited                                                         United Kingdom
  Pharma Strategy Group Limited                                                     United Kingdom

I.M.S. INTERNATIONAL, INC.                                                          Delaware
  IMS Australia Pty. Ltd.                                                           Australia
        Amfac Pty. Limited                                                          Australia
        Chemdata Pty. Limited                                                       Australia
              Data Design Hisoft Pty. Limited                                       Australia
              Medrecord Australia Pty. Limited                                      Australia
        Permail Pty. Limited                                                        Australia
        Healthnet Pty. Limited                                                      Australia
  Informations Medicales Et Statistiques S.A.                                       France
  IMS of Canada, Ltd.                                                               Nova Scotia
  IMS Taiwan Company Ltd.                                                           Taiwan                  99.99
  IMS Philippines, Inc.                                                             Philippines             99.96
  IMS Pacific Limited                                                               Hong Kong
  IMS Korea Ltd.                                                                    Korea
  IMS (NZ) Limited                                                                  New Zealand
  I.M.S. Portugal--Consultores Internacionais de Marketung Farmaceutico, Lda.        Portugal
  IMS International (South Africa) (Pty.) Ltd.                                      South Africa
        Decision Surveys International (Pty.) Ltd.                                  South Africa
  I.M.S. Financial, Inc.                                                            Delaware


                                                        21-1
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                                                COGNIZANT CORPORATION
                                                 ACTIVE SUBSIDIARIES
                                                AS OF JANUARY 31, 1998

                                                                                 STATE OR OTHER          % OWNERSHIP
                                                                                  JURISDICTION           100% EXCEPT
                 NAME                                                             INCORPORATION            AS NOTED
                 ----                                                            --------------          ------------
I.M.S. INTERNATIONAL, INC. (CONTINUED)
        IMS Software Services, Ltd.                                                 Delaware
        Dun & Bradstreet Germany Holding GmbH                                       Germany
              IMS-MIDOC Medizinische Informations, Dokumentations
                  und Consultinggesellschaft mbH                                    Germany
                   IMS Holding Deutschland GmbH                                     Germany
                         IFNS Marktforschung GmbH                                   Germany
                         IMS GmbH Institut fur Medizinische                         Germany
                         Statistik
                               IMS Data GmbH                                        Germany
                               IMS Hellas Ltd.                                      Greece
                               GPI Krankenhausforschung                             Germany                 60.00
                               Gesellschaft Fur Pharma-
                               Informations-systeme m.b.H.
                         MedVantage GmbH Integriertes                               Germany                 60.00
                         Datenmanagement im Health Care-Markt
        Medicare Audit Limited                                                      United Kingdom          50.00
        Intercontinental Medical Statistics Ireland Limited                         Ireland                 99.99
        IMS Information Medical Statistics (Israel) Ltd.                            Israel
        IMS Asia (1989) Pte. Ltd.                                                   Singapore
        IMS Pharminform Holding AG                                                  Switzerland
              Cognizant Licensing Associates, L.P.                                  Delaware                83.00
                   Athenian Leasing Corporation                                     Delaware
                   Spartan Leasing Corporation                                      Delaware
              Pharmadat Marktforschungs-Gesellschaft m.b.H.                         Austria
                   Pharmacall Statistik Ges. m.b.H.                                 Austria
              Informations Medicales Et Statistiques S.A.                           Belgium
              Pharma Data Boliviana S.R.L.                                          Bolivia
              IMS Servicos Ltda.                                                    Brazil
              Intercomunicaciones y Servicio de Datos S.A.                          Colombia                98.96
              IMS Medinform A.S.                                                    Czech Republic
              IMS Republica Dominicana, S.A.                                        Dominican Republic
              Datandina Ecuador S.A.                                                Ecuador
              IMS Egypt Limited                                                     Egypt
              Institute for Medical Statistics Oy                                   Finland
              Asserta Centroamerica Medicion de Mercados, S.A.                      Guatemala
              IMS Medinform Hungaria Market Research Services Ltd.                  Hungary
              IMS Data (M) Sdn. Bhd.                                                Malaysia
              Interdata S.A. de C.V.                                                Mexico
              Informations Medicales & Statistiques S.A.R.L.                        Morocco
              I.M.S. (Nederland) B.V.                                               Netherlands
                   IMS Denmark ApS                                                  Denmark
              I.M.S. Finance (Nederland) B.V.                                       Netherlands
              Institute for Medical Statistics Norge A/S                            Norway
              Pharma Data Paraguaya S.R.L.                                          Paraguay
              IMS Lanka (Private) Limited                                           Sri Lanka
              Datandina S.A.                                                        Peru
              Intercontinental Marketing Services Iberica, S.A.                     Spain
              Mercados y Analisis, S.A.                                             Spain


                                                        21-2
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

                                                COGNIZANT CORPORATION
                                                 ACTIVE SUBSIDIARIES
                                                AS OF JANUARY 31, 1998

                                                                                 STATE OR OTHER          % OWNERSHIP
                                                                                  JURISDICTION           100% EXCEPT
                 NAME                                                             INCORPORATION            AS NOTED
                 ----                                                            --------------          ------------
I.M.S. INTERNATIONAL, INC. (CONTINUED)
              Data Coordination AG                                                  Switzerland
                   PMA Sociedad Anonima                                             Argentina
              IMS AG                                                                Switzerland
              IMS Information Medical Statistics AG                                 Switzerland
                   IMS Poland Limited Sp. z.o.o.                                    Poland
              IMS Institute for Medical Statistics Sweden AB                        Sweden
              RCI Research Consultants AG                                           Switzerland
                   Marketing y Datos Limitada                                       Chile
              Interstatistik AG                                                     Switzerland
                   IMS Ges m.b.H.                                                   Austria
                   Datec Industria e Comercio, Distribuidora Grafica                Brazil
                               e Mala Direta Ltda.
              IMS Tunisia                                                           Tunisia
              IMS Tibbi Istatistik Ticaret ve Musavirlik Ltd Sirketi                Turkey
              Pharma Data Uruguaya S.A.                                             Uruguay
              PMV de Venezuela, C.A.                                                Venezuela
  Clark-O'Neill, Inc.                                                               New Jersey
  IMS America, Ltd.                                                                 New Jersey
        Coordinated Management Systems, Inc.                                        Delaware
  Intercontinental Medical Statistics International, Ltd.                           Delaware
  Diogenes.com, Inc.                                                                Delaware
  Cognizant Trading Corporation                                                     Delaware
        IMS South Africa (Pty.) Ltd.                                                South Africa
              IMSA (Pty.) Ltd.                                                      South Africa
              IPRA (Pty.) Ltd.                                                      South Africa
              PMSA (Pty.) Ltd.                                                      South Africa

IMS SERVICES NEDERLAND B.V.                                                         Netherlands

IMS ITALIA S.P.A.                                                                   Italy
  IMS Holding (Belgium) S.A.                                                        Belgium

NIELSEN MEDIA RESEARCH, INC.                                                        Delaware
  Media Licensing Associates, Inc.                                                  Delaware
  CZT/ACN Trademarks, L.L.C.                                                        Delaware                50.00

NIELSEN MEDIA RESEARCH LTD.                                                         Nova Scotia

SALES TECHNOLOGIES, INC.                                                            Georgia
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